UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
October 17, 2006

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

4440 Rosewood Drive, Pleasanton, California 94588-3050
(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROSS STORES, INC. 4440 Rosewood Drive, Pleasanton, California 94588-3050 (925) 965-4400

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 17, 2006, Ross Stores, Inc. (the “Company”) entered into a Note Purchase Agreement between the Company and various institutional investors, for issuance by the Company of a total of $150 million principal amount of unsecured, senior notes (the “Notes”) in a private placement to accredited investors.  The issuance of the Notes and receipt of funding by the Company are expected to take place at a closing on or about December 14, 2006.  The Company is permitted to use the proceeds of the sale of the Notes for general corporate purposes.

The Notes will be issued in two “series,” Series A and Series B.  The Series A Notes will be in an aggregate principal amount of $85 million, payable in full in a single installment on December 14, 2018, and bearing interest at a rate of 6.38% per annum.  The Series B Notes will be in an aggregate principal amount of $65 million, payable in full in a single installment on December 14, 2021, and bearing interest at a rate of 6.53% per annum.  The Notes of both classes bear interest from the date of issuance, payable semi-annually in arrears on the 14th day of June and December of each year commencing on June 14, 2007.

The Note Purchase Agreement contains customary affirmative and negative covenants regarding the business and financial position of the Company, and provisions that would cause the repayment obligation of the Company to be accelerated in the event of default.  The Company has the right to prepay all or part of the Notes at any time, in an amount not less than 10% of the original aggregate principal amount of the series of Notes being repaid, for the sum of the repaid principal amount plus accrued interest thereon to the date of prepayment, plus a “make-whole” amount, if applicable, determined based on a reinvestment yield formula.  The Company must offer to repay in full the outstanding principal and accrued interest of the Notes in the event of a “change in control” of the Company.  For this purpose, no change in control is deemed to occur if immediately thereafter the Notes or other long term unsecured senior notes of the Company are rated “BBB-” or better (or the equivalent) by a nationally recognized rating agency.  The payment by the Company of all amounts due under the Notes and the performance of all obligations under the Note Purchase Agreement are guaranteed by certain principal operating subsidiaries of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   October 23, 2006

ROSS STORES, INC.
Registrant

By:	/s/ J. Call

John G. Call
Senior Vice President, Chief Financial Officer,
Principal Accounting Officer and Corporate Secretary